Exhibit 8.1

Founded in 1853	Mazanti-Andersen Korsø Jensen AdvokatPartnerselskab 10, Amaliegade DK-1256 Copenhagen K Denmark	tel +45 3314 3536 info@mazanti.dk vat dk3589 2052 mazanti.dk

Ascendis Pharma A/S

Tuborg Boulevard 5

2900 Hellerup

Exhibit 8.1 Re. Registration with the US Securities and Exchange Commission of securities of the Issuer	30.5.2018 Ref. 30701 ID 1672

1. Introduction	Lars Lüthjohan Jensen Attorney-at-law +45 3319 3749 llj@mazanti.dk

1.1	I act as Danish legal adviser to the Issuer in connection with the Registration. This opinion is being furnished in connection with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the statements in the Registration Statement under the heading “Danish Tax Considerations”. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.	Danish Law

2.1	This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3.	Scope of Inquiry

3.1	For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1	A copy of the Registration Statement.

3.1.2	A copy of the Issuer’s deed of incorporation and articles of association in effect on today’s date.

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3.2	In addition, I have examined such documents, and performed such other investigations, as I consider appropriate for the purpose of this opinion. My examination has been limited to the text of the documents.

4.	Opinion

4.1	Based on the documents and investigations referred to in paragraph 3, I am of the following opinion:

The statements in the Registration Statement under the heading “Danish Tax Considerations”, to the extent that they include statements as to Danish tax law, are correct.

5.	Reliance

5.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

5.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

5.3	The Issuer may:

a)	file this opinion as an exhibit to the Registration Statement; and

b)	refer to Mazanti-Andersen Korsø Jensen Advokatpartnerselskab giving this opinion under the heading “Legal Matters” in the Prospectus included in the Registration Statement.

5.4	The previous sentence is no admittance from me (or Mazanti-Andersen Korsø Jensen Advokatpartnerselskab) that I am (or Mazanti-Andersen Korsø Jensen Advokatpartnerselskab is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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Yours sincerely,

/s/ Anders Carstensen

Anders Carstensen

on behalf of

Lars Lüthjohan Jensen

Attorney-at-law

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Annex 1—Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Issuer” means Ascendis Pharma A/S, with corporate seat in Gentofte, Denmark.

“Registration” means the registration of the Registration Securities with the SEC under the Securities Act.

“Registration Securities” means those ordinary shares (which may be represented by American Depositary Shares), debt securities, preference shares, warrants, units and depositary shares that the Issuer may sell and issue from time to time under the Registration Statement.

“Registration Statement” means the registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed on the date hereof by the Issuer to register with the SEC under the Securities Act the sale and issuance of ordinary shares (which may be represented by American Depositary Shares), debt securities, preference shares, warrants, units and depositary shares by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.